EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 19, 1996 (except with respect to the matters discussed in Note 16, as to which the date is May 2, 1996), included in Aviation Sales Company's Registration Statement on Form S-1 (File No. 333-3650) and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
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Arthur Andersen LLP
Miami, Florida
June 25, 1996